AMERICAN ELECTRIC POWER COMPANY, INC. (Formerly American Gas & Electric Company) BY-LAWS As Amended December 7, 20216, 2022

2 AMERICAN ELECTRIC POWER COMPANY, INC. (Formerly American Gas and Electric Company) BY-LAWS Section 1. The annual meeting of the stockholders of the Company shall be held on the fourth Tuesday of April in each year, or on such other date as determined by the Board of Directors, at an hour and place within or without the State of New York designated by the Board of Directors. (As amended September 25, 2012.) Section 2. Special meetings of the stockholders of the Company may be held upon call of the Board of Directors or of the Executive Committee, or of stockholders holding one-fourth of the capital stock, at such time and at such place within or without the State of New York as may be stated in the call and notice. (As amended July 26, 1989.) Section 3. Notice of time and place of every meeting of stockholders shall be mailed at least ten days previous thereto to each stockholder of record who shall have furnished a written address to the Secretary of the Company for the purpose. Such further notice shall be given as may be required by law. But meetings may be held without notice if all stockholders are present, or if notice is waived by those not present. Section 4. Except as otherwise provided by law, the holders of a majority of the outstanding capital stock of the Company entitled to vote at any meeting of the stockholders of the Company must be present in person or by proxy at such meeting of the stockholders of the Company to constitute a quorum. If, however, such majority shall not be represented at any meeting of the stockholders of the Company regularly called, the holders of a majority of the shares present or represented and entitled to vote thereat shall have power to adjourn such meeting to another time without notice other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented. (As amended May 20, 1952.) Section 5. The Board of Directors or the Executive Committee shall appoint two inspectors of stockholders' votes and elections to serve until the final adjournment of the annual stockholders' meeting. If they fail to make such appointment, or if their appointees, or any of them, fail to appear at any meeting of stockholders, the Chair of the meeting may appoint inspectors, or an inspector, to act at that meeting. (As amended December 7, 2021.) Section 6. Meetings of the stockholders shall be presided over by the Chair of the Board, or the President, or, if neither the Chair of the Board nor the President is present, by a Vice President, and in his/her absence, by a Chair to be elected at the meeting. The Secretary of the Company shall act as Secretary of such meetings, if present. (As amended December 7, 2021.) Section 7. The Board of Directors shall consist of such number of directors, not less than nine (9) nor more than seventeen (17), as shall be determined from time to time as herein provided. Directors shall be elected at each annual meeting of stockholders and each director so elected shall hold office until the next annual meeting of stockholders and until his/her successor is elected and qualified. The number of directors to be elected at any annual meeting of stockholders shall, except as otherwise provided herein, be the number fixed in the latest resolution of the Board of Directors adopted pursuant to the authority contained in the next succeeding sentence and not subsequently rescinded. The Board of Directors shall have power from time to time and at any time when the

3 stockholders are not assembled as such in an annual or special meeting, by resolution adopted by a majority of the directors then in office, or such greater number required by law, to fix, within the limits prescribed by this Section 7, the number of directors of the Company. If the number of directors is increased, the additional directors may, to the extent permitted by law, be elected by a majority of the directors in office at the time of the increase, or, if not so elected prior to the next annual meeting of stockholders, such additional directors shall be elected at such annual meeting. If the number of directors is decreased, then to the extent that the decrease does not exceed the number of vacancies in the Board then existing, such resolution may provide that it shall become effective forthwith, and to the extent that the decrease exceeds such number of vacancies such resolution shall provide that it shall not become effective until the next election of directors by the stockholders. If the Board of Directors shall fail to adopt a resolution which fixes initially the number of directors, the number of directors shall be twelve (12). If, after the number of directors shall have been fixed by such resolution, such resolution shall cease to be in effect other than by being superseded by another such resolution, or it shall become necessary that the number of directors be fixed by these By-Laws, the number of directors shall be that number specified in the latest of such resolutions, whether or not such resolution continues in effect. (As amended September 25, 2012.) Section 8. Vacancies in the Board of Directors may be filled by the Board at any meeting. Section 9. Meetings of the Board of Directors shall be held at times fixed by resolution of the Board, or upon the call of the Executive Committee, the Chair of the Board, the President or the Lead Director and the Secretary or officer performing his/her duties shall give reasonable notice of all meetings of directors; provided, that a meeting may be held without notice immediately after the annual election at the same place, and notice need not be given of regular meetings held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all the directors are present, or if those not present waive notice either before or after the meeting. A majority of the Board of Directors shall constitute a quorum for the transaction of business. Any one or more members of the Board or of any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means constitutes presence in person at a meeting. (As amended December 7, 2021.) Section 10. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate among its members an Executive Committee and one or more other committees, each consisting of two (2) or more directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board. However, no such committee shall have authority as to any of the following matters: (a) The submission to shareholdersstockholders of any action as to which shareholders'stockholders' authorization is required by law; (b) The filling of vacancies in the Board of Directors or in any committee; (c) The fixing of compensation of any director for serving on the Board or on any committee; (d) The amendment or repeal of these By-Laws or the adoption of new By-Laws; or (e) The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

4 The Board of Directors shall have the power at any time to increase or decrease the number of members of any committee (provided that no such decrease shall reduce the number of members to less than two), to fill vacancies on it, to remove any member of it, and to change its functions or terminate its existence. Each committee may make such rules for the conduct of its business as it may deem necessary. A majority of the members of a committee shall constitute a quorum. (As amended December 7, 20216, 2022.) Section 11. The Board of Directors, as soon as may be after the election each year, shall appoint one of their number Chair of the Board and appoint a President of the Company, and shall appoint one or more Vice Presidents, a Secretary and a Treasurer, and from time to time shall appoint such other officers as they deem proper. If the Chair of the Board is not an independent director, the independent members of the Board of Directors shall also appoint one of their number Lead Director. The same person may be appointed to more than one office. (As amended December 7, 2021.) Section 12. The term of office of all officers shall be one year, or until their respective successors are elected but any officer may be removed from office at any time by the Board of Directors, unless otherwise agreed by agreement in writing duly authorized by the Board of Directors. (As amended December 15, 2003.) Section 13. The officers of the Company shall have such powers and duties as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors or the Executive Committee. Section 14. The shares of stock of the Company shall be represented by a certificate or shall be uncertificated shares as provided for under New York law. Shares in the capital stock of the Company shall be transferred or assigned on the books of the Company only upon (i) surrender to the Company or its transfer agent of a certificate representing shares, duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, with such proof of the authenticity of the signature as the Company or its agents may reasonably require in the case of shares evidenced by a certificate or certificates or (ii) receipt of transfer instructions from the registered owner of uncertificated shares reasonably acceptable to the Company and its agents. (As amended December 12, 2007.) Section 15. To the fullest extent permitted by law, the Company shall indemnify any person made, or threatened to be made, a party to any action or proceeding (formal or informal), whether civil, criminal, administrative or investigative and whether by or in the right of the Company or otherwise, by reason of the fact that such person, such person's testator or intestate, is or was a director, officer or employee of the Company, or of any subsidiary or affiliate of the Company, or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company, against all loss and expense including, without limiting the generality of the foregoing, judgments, fines (including excise taxes), amounts paid in settlement and attorneys' fees and disbursements actually and necessarily incurred as a result of such action or proceeding, or any appeal therefrom, and all legal fees and expenses incurred in successfully asserting a claim for indemnification pursuant to this Section 15; provided, however, that no indemnification may be made to or on behalf of any director, officer or employee if a judgment or other final adjudication adverse to the director, officer or employee establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

5 In any case in which a director, officer or employee of the Company (or a representative of the estate of such director, officer or employee) requests indemnification, upon such person's request the Board of Directors shall meet within sixty days thereof to determine whether such person is eligible for indemnification in accordance with the standard set forth above. Such a person claiming indemnification shall be entitled to indemnification upon a determination that no judgment or other final adjudication adverse to such person has established that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. Such determination shall be made: (a) by the Board of Directors acting by a quorum consisting of directors who are not parties to the action or proceeding in respect of which indemnification is sought; or (b) if such quorum is unobtainable or if directed by such quorum, then by either (i) the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because such person is eligible for indemnification in accordance with the standard set forth above, or (ii) by the stockholders upon a finding that such person is eligible for indemnification in accordance with the standard set forth above. Notwithstanding the foregoing, a determination of eligibility for indemnification may be made in any manner permitted by law. To the fullest extent permitted by law, the Company shall promptly advance to any person made, or threatened to be made, a party to any action or proceeding (formal or informal), whether civil, criminal, administrative or investigative and whether by or in the right of the Company or otherwise, by reason of the fact that such person, such person's testator or intestate, is or was a director, officer or employee of the Company, or of any subsidiary or affiliate of the Company, or served any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company, expenses incurred in defending such actions or proceedings, upon request of such person and receipt of an undertaking by or on behalf of such director, officer or employee to repay amounts advanced to the extent that it is ultimately determined that such person was not eligible for indemnification in accordance with the standard set forth above. The foregoing provisions of this Section 15 shall be deemed to be a contract between the Company and each director, officer or employee of the Company, or its subsidiaries or affiliates, and any modification or repeal of this Section 15 or such provisions of the New York Business Corporation Law shall not diminish any rights or obligations existing prior to such modification or repeal with respect to any action or proceeding theretofore or thereafter brought; provided, however, that the right of indemnification provided in this Section 15 shall not be deemed exclusive of any other rights to which any director, officer or employee of the Company may now be or hereafter become entitled apart from this Section 15, under any applicable law including the New York Business Corporation Law. Irrespective of the provisions of this Section 15, the Board of Directors may, at any time or from time to time, approve indemnification of directors, officers, employees or agents to the full extent permitted by the New York Business Corporation Law at the time in effect, whether on account of past or future actions or transactions. Notwithstanding the foregoing, the Company shall enter into such additional contracts providing for indemnification and advancement of expenses with directors, officers or employees of the Company or its subsidiaries or affiliates as the Board of Directors shall authorize, provided that the terms of any such contract shall be consistent with the provisions of the New York Business Corporation Law. As used in this Section 15, the term "employee" shall include, without limitation, any

6 employee, including any professionally licensed employee, of the Company. Such term shall also include, without limitation, any employee, including any professionally licensed employee, of a subsidiary or affiliate of the Company who is acting on behalf of the Company. The indemnification provided by this Section 15 shall be limited with respect to directors, officers and controlling persons to the extent provided in any undertaking entered into by the Company or its subsidiaries or affiliates, as required by the Securities and Exchange Commission pursuant to any rule or regulation of the Securities and Exchange Commission now or hereafter in effect. If any action with respect to indemnification of directors or officers is taken by way of amendment to these By-Laws, resolution of the Board of Directors, or by agreement, then the Company shall give such notice to the stockholders as is required by law. The Company may purchase and maintain insurance on behalf of any person described in this Section 15 against any liability which may be asserted against such person whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Section 15 or otherwise. If any provision of this Section 15 shall be found to be invalid or limited in application by reason of any law, regulation or proceeding, it shall not affect any other provision or the validity of the remaining provisions hereof. The provisions of this Section 15 shall be applicable to claims, actions, suits or proceedings made, commenced or pending after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof. (As amended October 29, 1986.) Section 16. These By-Laws may be amended or added to at any meeting of the Board of Directors by affirmative vote of a majority of all of the directors, if notice of the proposed change has been delivered or mailed to the directors five days before the meeting, or if all the directors are present, or if all not present assent in writing to such change; provided, however, that the provisions of Section 7 relating to the number of directors constituting the Board of Directors may be amended only by the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of capital stock entitled to vote at any meeting of the stockholders of the Company; and provided further that the provisions of Section 7 other than those relating to the number of directors constituting the Board of Directors, and the provisions of this Section 16 may be amended or added to only by the affirmative vote, in person or by proxy, of the holders of two- thirds of the outstanding shares of capital stock entitled to vote at any meeting of the stockholders of the Company; and provided further, in the event of any such amendment or addition pursuant to vote by the stockholders of the Company, that such amendment or addition, or a summary thereof, shall have been set forth or referred to in the notice of such meeting. (As renumbered and amended October 29, 1986.) Section 17. Each holder of common stock shall have one vote for every share of common stock entitled to vote which is registered in his or her name on the record date for the meeting. In cases where the number of nominees is less than or equal to the number of directors to be elected, each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Section 17, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds 50% of the total number of votes cast with respect to that director’s election. Votes cast shall include votes “for,” “against” or to withhold authority in each case and exclude abstentions with respect to that director’s election. In cases where the number of nominees exceeds

7 the number of directors to be elected, each director to be elected by stockholders shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. If a nominee for director who is an incumbent director is not elected at a meeting of stockholders and no successor has been elected at the meeting, the director shall tender his or her resignation to the Board of Directors promptly after the certification of the election results by the inspector of elections. The Committee on Directors and Corporate Governance shall make a recommendation to the Board of Directors whether or not to accept the tendered resignation. The Board of Directors shall make the decision whether or not to accept the tendered resignation, taking into account the Committee on Directors and Corporate Governance’s recommendation. The Board’s decision about the tendered resignation, and the rationale behind the decision, shall be disclosed in a public announcement within 90 days after the date of the certification of the election results by the inspector of elections. The Committee on Directors and Corporate Governance in making its recommendation, and the Board of Directors in making the decision, may consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Committee on Directors and Corporate Governance or the decision of the Board of Directors about his or her resignation. If the incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this By-Law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Sections 7 and 8 or may decrease the size of the Board of Directors pursuant to the provisions of Section 7. (As amended April 28, 2009.) Section 18. (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Company’s notice of meeting (or any supplement thereto) delivered pursuant to Section 3 of these By-Laws, (b) by or at the direction of the Board or any authorized committee thereof or (c) by any stockholder of the Company who is entitled to vote on such election or such other business at the meeting, who complied with the notice procedures set forth in subparagraphs (2), (3) and (4) of this paragraph (A) of this Section 18 and who was a stockholder of record at the time such notice was delivered to the Secretary of the Company. (2) For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Company, and, in the case of business other than nominations of persons for election to the Board, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. For purposes of the application of Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision), the date for notice specified in this paragraph (A)(2) shall be the earlier of the date calculated as hereinbefore provided or the date specified in paragraph (c)(1) of Rule 14a-4.

8 (3) To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class or series and number of all shares of stock of the Company which are owned beneficially or of record by such person and any affiliates or associates of such person, and the name of each nominee holder of shares of all stock of the Company owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Company held by each such nominee holder; (iv) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Company; (v) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Company) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Company, (vi) such person’s written representation and agreement that such person (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question and (B) in such person’s individual capacity, would be in compliance, if elected as a director of the Company, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Company; (vii) a description of any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company and (viii) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and record address of such stockholder, as they appear on the Company’s books and records, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Company which are owned directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of the stock of the Company at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation whether the stockholder or the beneficial owner, if any, or any of their respective affiliates, associates or others acting in concert

9 therewith (collectively, “proponent persons”) will be or is part of a group which will (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, (v) if such stockholder or any other proponent person intends to engage in a solicitation with respect to a nomination pursuant to this Section 18, (A) a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and (B) a representation that such stockholder or other proponent person, if any, intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required under Rule 14a-19 under the Exchange Act; (vi) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Company and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Company and (vivii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (d) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Company between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and and any other proponent person; and (e) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Company, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Company and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Company. (4) A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A) or paragraph (B) of this Section 18) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Company not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update or supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to

10 the meeting or any adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof). In addition, if any stockholder provides notice of a proposed nomination for election to the Board pursuant to Rule 14a-19 under the Exchange Act, such stockholder shall deliver to the Company, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a- 19 under the Exchange Act. In addition to the other requirements of this Section 18, each person whom a stockholder proposes to nominate for election to the Board must deliver in writing (in accordance with the time periods prescribed for delivery of notice under Section 18(A)(2) herein) to the Secretary at the principal executive offices of the Company a completed written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five (5) business days of such written request). The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in subparagraphs (1), (2), (3) and (4) of this paragraph (A) of this Section 18 or with Section 19. If the Chair of the meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be disregarded, and the Chair shall so declare to the meeting. (5) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 18 to the contrary, in the event that the number of directors to be elected to the Board is increased, effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 18, and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 18 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which a public announcement of such increase is first made by the Company; provided that, if no such announcement is made at least ten (10) days before the meeting, then no such notice shall be required. (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting pursuant to Section 3 of these By-Laws. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting only (a) by or at the direction of the Board or a committee thereof or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Company who is entitled to vote on such election at the meeting, who complies with the notice procedures set forth in this Section 18 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Company. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting if the stockholder’s notice as required by paragraph (A)(2) of this Section 18 shall be delivered to the Secretary at the principal executive offices of the Company not

11 earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. (C) General. (1(1) Notwithstanding the foregoing provisions of this Section 18, unless otherwise required by law, if any stockholder (i) provides notice of a proposed nomination for election to the Board pursuant to Rule 14a-19 under the Exchange Act and (ii) subsequently fails to comply with any requirements of Rule 14a-19 under the Exchange Act or any other rules or regulations thereunder, as determined by the Chair of the meeting, then the Company shall disregard any proxies or votes solicited for such nominees. In addition, any stockholder that provides notice of a proposed nomination for election to the Board pursuant to Rule 14a-19 under the Exchange Act shall notify the Secretary within two (2) business days of any change in such stockholder’s intent to deliver a proxy statement and form of proxy to the amount of holders of shares of the Company’s outstanding capital stock required under Rule 14a-19 under the Exchange Act. (2) Only persons who are nominated in accordance with the procedures set forth in this Section 18 and Section 19, as applicable, shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 18. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 18 or Section 19, as applicable, and, if any proposed nomination or business is not in compliance with this Section 18 or Section 19, as applicable, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 18, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 18, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. (23) For purposes of this Section 18 and Section 19, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed or furnished by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or otherwise disseminated in a manner constituting “public disclosure” under Regulation FD promulgated by the Securities and Exchange Commission. (34) No adjournment or postponement or notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 18 or Section 19, and in order for any notification required to be delivered by a stockholder pursuant to this Section 18 or Section 19 to be timely, such notification must be delivered within the periods set forth above or in paragraph (B)(2) of Section 19, as applicable, with respect to the originally

12 scheduled meeting. (45) Notwithstanding the foregoing provisions of this Section 18, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 18 and in Section 19; provided however, that, to the fullest extent permitted by law, any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 18 (including paragraphs (A)(1)(c) and (B) hereof) or Section 19, and compliance with paragraphs (A)(1)(c) and (B) of this Section 18 and Section 19 (in the case of any Stockholder Nominee nominated pursuant thereto) shall be the exclusive means for a stockholder to make nominations or submit other business. (As amended December 7, 2021.) (6) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors. (As amended December 6, 2022.) Section 19. (A) In addition to any persons nominated for election to the Board of Directors by or at the direction of the Board of Directors or any committee thereof, subject to the provisions of this Section 19, the Company shall (1) include in its proxy materials for any annual meeting of stockholders (a) the name of any person nominated for election (the “Stockholder Nominee”) by a stockholder of record of the Company at the time of the Notice of Proxy Access Nomination (as defined below) who is entitled to vote at the annual meeting and who satisfies the notice, ownership and other requirements of this Section 19 (a “Nominator”) or by a group of no more than twenty (20) such stockholders (a “Nominator Group”) that, collectively as a Nominator Group, satisfies the notice, ownership and other requirements of this Section 19 applicable to a Nominator Group; provided, that, in the case of a Nominator Group, each member thereof (each a “Group Member”) shall have satisfied the conditions and complied with the procedures set forth in this Section 19 applicable to Group Members, and (b) the Nomination Statement (as defined below) furnished by such Nominator or Nominator Group; and (2) include such Stockholder Nominee’s name on any ballot distributed at such annual meeting and on the Company’s proxy card (or any other format through which the Company permits proxies to be submitted) distributed in connection with such annual meeting. Nothing in this Section 19 shall limit the Company’s ability to solicit against, and include in its proxy materials its own statements relating to, any Stockholder Nominee, or to include such person as a nominee of the Board of Directors. (B) (1) At each annual meeting of stockholders, the Nominator or Nominator Group may nominate one or more Stockholder Nominees for election at such meeting pursuant to this Section 19; provided, that, the maximum number of Stockholder Nominees appearing in the Company’s proxy materials with respect to an annual meeting of stockholders (including any Stockholder Nominee whose name was submitted by a Nominator or Nominator Group for inclusion in the Company’s proxy materials pursuant to this Section 19 but who is nominated by the Board as a Board of Director nominee, together with any nominees who were previously elected to the Board as Stockholder Nominees at any of the preceding two annual meetings and who are re-nominated for election at such annual meeting by the Board and any Stockholder Nominee who was qualified for inclusion in the Company’s proxy materials but whose nomination is subsequently withdrawn), shall be the greater of (x) two or (y) the largest whole number that does not exceed 20 % of the number of directors in office as of the Final Proxy Access Deadline (as defined below (the “Maximum Number”). If one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Deadline and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number

13 of directors in office as so reduced. Any Nominator or Nominator Group submitting more than one Stockholder Nominee for inclusion in the Company’s proxy materials pursuant to this Section 19(B) shall rank in its Notice of Proxy Access Nomination such Stockholder Nominees based on the order that the Nominator or Nominator Group desires such Stockholder Nominees to be selected for inclusion in the Company’s proxy materials in the event that the total number of Stockholder Nominees submitted by Nominators or Nominator Groups pursuant to this Section 19(B) exceeds the Maximum Number. In the event that the number of Stockholder Nominees submitted by Nominators or Nominator Groups pursuant to this Section 19 exceeds the Maximum Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 19 from each Nominator and Nominator Group will be selected for inclusion in the Company’s proxy materials until the Maximum Number is reached, with priority based on the amount (going in order of largest to smallest) of shares of common stock of the Company each Nominator and Nominator Group disclosed as owned (as defined below) in its respective Notice of Proxy Access Nomination submitted to the Company. If the Maximum Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 19 from each Nominator and Nominator Group has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. (2) To nominate any such Stockholder Nominee, the Nominator or Nominator Group shall: (a) not earlier than the one hundred fiftieth (150th) calendar day and no later than the close of business on the one hundred twentieth (120th) calendar day prior to the anniversary of the date the Company commenced mailing of its proxy materials in connection with the most recent annual meeting, provided that if such meeting is convened more than thirty (30) days prior to or delayed by more than seventy (70) days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, the Notice of Proxy Access Nomination must be so delivered not later than the close of business on the later of (x) the one hundred twentieth (120th) calendar day prior to such annual meeting or (y) the tenth (10th) calendar day following the day on which a public announcement of the annual meeting date is first made (the last day on which a Notice of Proxy Access Nomination may be delivered, the “Final Proxy Access Deadline”), submit to the Secretary of the Company: (i) a written notice of the nomination of such Stockholder Nominee expressly electing to have such Stockholder Nominee included in the Company’s proxy materials pursuant to this Section 19 that includes (x) with respect to the Nominator (including any fund comprising a Qualifying Fund (as hereinafter defined)) (and any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, with respect to each Group Member (including each fund comprising a Qualifying Fund) (and any beneficial owner on whose behalf the nomination is made) all of the information required by Section 18(A)(3)(c)-(e) of these By-Laws and (y) with respect to each such Stockholder Nominee, all of the information required by Section 18(A)(3)(a) (such written notice, the “Notice of Proxy Access Nomination”); (ii) the written consent of each Stockholder Nominee to being named in the Company’s proxy materials as a nominee and to serving as a director if elected; (iii) if the Nominator or Nominator Group so elects, a statement for inclusion in the Company’s proxy statement in support of each Stockholder Nominee’s election to the Board of Directors, which statement shall not exceed five hundred (500) words with respect to each Stockholder Nominee (the “Nomination Statement”); (iv) in the case of a nomination by a Nominator Group, the designation by all Group Members of one specified Group Member that is authorized to act on behalf of all Group Members

14 with respect to the nomination and matters related thereto, including withdrawal of the nomination; (v) a representation that all of the facts, statements and other information included in all communications by the Nominator or Nominator Group (including any Group Member and any fund comprising a Qualifying Fund) with the Company and its stockholders, including without limitation the Notice of Proxy Access Nomination and the Nomination Statement, are or will be true and correct in all material respects (and shall not omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading); (vi) one or more written statements from the stockholder of record of the Required Shares (as defined below), and from each intermediary through which such shares are or have been held during the requisite three-year holding period, verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is received by the Secretary of the Company, the Nominator or the Nominator Group, as the case may be, owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Nominator’s (or, in the case of a Nominator Group, each Group Member’s) agreement to provide (A) within five (5) business days after the record date for the applicable annual meeting, written statements from the record holder and intermediaries verifying the Nominator or the Nominator Group’s, as the case may be, continuous ownership of the Required Shares through the record date, provided that if and to the extent that a stockholder of record is acting on behalf of one or more beneficial owners, such written statements shall also be submitted by any such beneficial owner or owners, and (B) immediate notice if the Nominator or the Nominator Group, as the case may be, ceases to own any of the Required Shares prior to the date of the applicable annual meeting; (vii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission (the “SEC”) as required by Rule 14a-18 under the Exchange Act; (viii) a representation by the Nominator (and any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, each Group Member (and any beneficial owner on whose behalf the nomination is made): (1) that the Required Shares were acquired in the ordinary course of business and not with intent to cause or to contribute to the causation of a change of control of the Company, and each such person does not presently have such intent, (2) that each such person or entity will maintain ownership (as defined in this Section 19) of the Required Shares through the date of the applicable annual meeting of stockholders, (3) that each such person or entity has not nominated, and will not nominate, for election to the Board of Directors at the applicable annual meeting any person other than its Stockholder Nominee(s) pursuant to this Section 19, (4) that each such person or entity has not distributed, and will not distribute, to any stockholder any form of proxy for the applicable annual meeting other than the form distributed by the Company, and (5) that each such person or entity has not engaged, and will not engage in, and has not been and will not be, a participant (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors; (ix) an executed agreement, in a form deemed satisfactory by the Board of Directors acting in good faith, pursuant to which the Nominator (and any beneficial owner on whose behalf the nomination is made or any fund comprising a Qualifying Fund), (or, in the case of a Nominator Group, each Group Member (and any beneficial owner on whose behalf the nomination is made or any fund comprising a Qualifying Fund)) agrees to (1) comply with all applicable laws and regulations arising out of or relating to the nomination of each Stockholder Nominee pursuant to

15 this Section 19, (2) assume all liability stemming from any legal or regulatory violation arising out of the communications and information provided by such person(s) to the Company and its stockholders in connection with the Notice of Proxy Access Nomination and the Nomination Statement, (3) indemnify and hold harmless the Company and each of its directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers, employees, agents and affiliates arising out of or relating to any nomination submitted by such person(s) pursuant to this Section 19, (4) file with the SEC any solicitation or other communication with the Company’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act, and (5) furnish to the Company all updated information required by this Section 19, including, without limitation, the penultimate sentence of Section 19(B)(3); and (b) have owned or, in the case of a Nominator Group, collectively as a Nominator Group owned (as defined below) common stock of the Company representing three percent (3%) or more of the voting power entitled to vote generally in the election of directors (the “Required Shares”) continuously for at least three years as of the date the Notice of Proxy Access Nomination is submitted to the Company and who continue to own such shares of common stock at all times between the date the Notice of Proxy Access Nomination is submitted to the Company and the date of the applicable annual meeting; provided that if and to the extent a stockholder of record is acting on behalf of one or more beneficial owners (i) only the common stock of the Company owned by such beneficial owner or owners, and not any other common stock of the Company owned by any such stockholder of record, shall be counted for purposes of satisfying the foregoing ownership requirement and (ii) the aggregate number of stockholders of record and all such beneficial owners whose stock ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two or more funds that are (i) under common management and investment control or (ii) under common management and funded primarily by a single employer (such funds together under each of (i) or (ii) comprising a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this Section 19(B)(2)(b), and treated as one person for the purpose of determining ownership in Section 19, provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section 19. No stockholder (record or beneficial) may be, or shall have been within the three (3) months prior to the Final Proxy Access Deadline, a member of more than one Nominator Group. For purposes of calculating the Required Shares, “ownership” shall be deemed to consist of and include only the outstanding shares of common stock as to which a person possesses both (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the ownership of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) that a person or any of its affiliates (as such term is defined in the Exchange Act) has sold in any transaction that has not been settled or closed, (B) that a person or any of its affiliates has borrowed or purchased pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by a person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of the Company’s common stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, the person’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such person’s or affiliates’ shares of

16 common stock. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five (5) business days’ notice; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. “Ownership” shall include shares held in the name of a nominee or other intermediary so long as the person or entity claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. The determination of the extent of “ownership” of shares for purposes of this Section 19 shall be made in good faith by the Board of Directors, which determination shall be conclusive and binding on the Company and the stockholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. (3) For the avoidance of doubt, with respect to any nomination submitted by a Nominator Group pursuant to this Section 19, the information required by Section 18(A)(3) of these By-Laws shall be provided by each Group Member (including each fund comprising a Qualifying Fund) (and any beneficial owner on whose behalf the nomination is made) and each such Group Member (including each fund comprising a Qualifying Fund) (and any beneficial owner on whose behalf the nomination is made) shall execute and deliver to the Secretary of the Company the representations and agreements required under Section 19(B)(2)(a) hereof at the time the Notice of Proxy Access Nomination is submitted to the Company (or, in the case of any person or entity who becomes a Group Member after such date, within 48 hours of becoming a Group Member). In the event that the Nominator, Nominator Group or any Group Member shall have breached any of their agreements with the Company or any information included in the Nomination Statement, or any other communications by the Nominator, Nominator Group or any Group Member (including any fund comprising a Qualifying Fund) (and any beneficial owner on whose behalf the nomination is made) with the Company or its stockholders, ceases to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading), each Nominator, Nominator Group or Group Member (including each fund comprising a Qualifying Fund) (and any beneficial owner on whose behalf the nomination is made), as the case may be, shall promptly (and in any event within twenty-four (24) hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Company of any such breach or any defect in such previously provided information and of the information that is required to correct any such defect, if applicable. All such information required to be included in the Notice of Proxy Access Nomination (“Notice of Proxy Access Information”) shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated to make Notice of Proxy Access Information true and correct as of such later date. Any update or supplement required to make Notice of Proxy Access Information true and correct shall be delivered in writing to the Secretary of the Company at the principal executive offices of the Company not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of Notice of Proxy Information required to be true and correct as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of Notice of Proxy Information required to be true and correct as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders

17 entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of Notice of Proxy Information required to be true and correct as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof). Notwithstanding anything to the contrary set forth herein, if any Nominator, Nominator Group or Group Member (including each fund comprising a Qualifying Fund) (and any beneficial owner on whose behalf the nomination is made) has failed to comply with the requirements of this Section 19(B), the Board of Directors or the Chair of the meeting shall declare the nomination by such Nominator or Nominator Group to be invalid, and such nomination shall be disregarded. (4) (a) Within the time period specified in these By-Laws for providing the applicable nomination, each Stockholder Nominee must deliver to the Secretary of the Company a written representation and agreement that such person (i) understands his or her duties as a director under the New York Business Corporation Law (the “NYBCL”) and agrees to act in accordance with those duties while serving as a director, (ii) is not or will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Company, will act or vote as a director on any issue or question to be decided by the board of directors or that otherwise relates to the Company or the Stockholder Nominee’s service on the Board of Directors, (iii) has disclosed to the Company whether he or she is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Company, including any agreement to indemnify such person for obligations arising as a result of his or her service as a director of the Company, in connection with such nominee’s nomination, service or action as a director of the Company, (iv) if elected as a director of the Company, will comply with all applicable laws and stock exchange listing standards and the Company’s policies, guidelines and principles applicable to directors, including, without limitation, all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company, and (v) will provide facts, statements and other information in all communications with the Company and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. (b) At the request of the Company, each Stockholder Nominee for election as a director of the Company must promptly submit (but in no event later than five (5) business days after receipt of the request) to the Secretary of the Company all completed and signed questionnaires required of directors and officers. The Company may request such additional information as necessary to permit the Board of Directors to determine if each nominee is independent under the listing standards of each principal U.S. exchange upon which the common stock of the Company is listed, any applicable rules of the SEC and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the Company’s directors and to determine whether the nominee otherwise meets all other publicly disclosed standards applicable to directors. (c) In the event that any information or communications provided by a Stockholder Nominee, to the Company or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such nominee shall promptly notify the Secretary of the Company of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. (C) Any Stockholder Nominee who is included in the Company’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting will be ineligible to be a Stockholder Nominee pursuant to this

18 Section 19 for the next two annual meetings. (D) The Company shall not be required to include, pursuant to this Section 19, a Stockholder Nominee in its proxy materials for any meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Company: (i) for any meeting for which the Secretary of the Company receives notice that the Nominator, the Nominator Group or any Group Member, as the case may be, or any other stockholder of record, intends to nominate one or more persons for election to the Board of Directors pursuant to Section 18, (ii) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Company is listed, any applicable rules of the SEC, or any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Company’s directors, in each case as determined by the Board of Directors in good faith; (iii) who does not meet the audit committee independence requirements under the rules of any stock exchange on which the Company’s securities are traded, is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (iv) whose election as a member of the Board of Directors would cause the Company to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. securities exchanges upon which the common stock of the Company is listed, or any applicable law, rule or regulation or of any publicly disclosed standards of the Company applicable to directors, in each case as determined by the Board of Directors in good faith; (v) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 19 of the Clayton Antitrust Act of 1914; (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years; (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; (viii) if such stockholder shall have provided information to the Company in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors or any committee thereof in good faith; (ix) to the extent permitted under applicable law, the Nominator or Nominator Group, or, in the case of a Nominator Group, any Group Member, or the Stockholder Nominee does not appear at the applicable annual meeting to present the Stockholder Nominee for election; (x) the Nominator or, in the case of a Nominator Group, any Group Member, or applicable Stockholder Nominee otherwise breaches or fails to comply with its representations or obligations pursuant to these By- Laws, including, without limitation, this Section 19. For the purpose of this paragraph, clauses (ii) through (x) will result in the exclusion from the proxy materials pursuant to this Section 19 of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of the Stockholder Nominee and the inability of the Nominator or Nominator Group that nominated such stockholder to substitute another Stockholder Nominee therefor; however, clause (i) will result in the exclusion from the proxy materials pursuant to this Section 19 of all Stockholder Nominees from the applicable annual meeting, or, if the proxy statement already has been filed, the ineligibility of all Stockholder Nominees. (E) Notwithstanding anything to the contrary contained in this Section 19, the Company may omit from its proxy materials any information, including all or any portion of the Nomination Statement, if the Board of Directors in good faith determines that the disclosure of such information would violate any applicable law or regulation or that such information is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. (As amended December 7, 2021.)